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                                  EXHIBIT 10.13

                               AMENDMENT NO. 2 TO
                          WANDERLUST INTERACTIVE, INC.
                             1995 STOCK OPTION PLAN

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        The following amendments were made to the Wanderlust Interactive, Inc.
1995 Stock Option Plan (the "Plan"), effective as of the date hereof:

1.      Section 5(b).  Section 5(b) of the Plan is deleted in its entirety.

2. First Paragraph of Section 7(c). The first paragraph of Section 7(c) of the Plan is amended to read in its entirety as follows:

               "(c) Payment for Delivery of Shares. Shares which are subject to options shall be issued only upon receipt by the Company of full payment of the purchase price for the Shares as to which the option is exercised. The purchase price shall be payable by the Participant to the Company either (i) in cash, certified cash, bank draft or money order payable to the order of the Company; or (ii) at the sole discretion of the Board, through the delivery of Shares owned by the Participant for a period of not less than six months and for which the Participant has good title (free and clear of any liens and encumbrances) and which have a fair market value equal to the purchase price; or (iii) by a combination of cash and Shares as provided in (i) and (ii) above."

3. Section 7(d). Section 7(d) of the Plan is amended to read in its entirety as follows:

               "(d) Vesting. The Board, in its sole discretion, may impose such vesting requirements on options granted pursuant to the Plan as it deems fit including, without limitation, providing for the immediate vesting of any option granted under the Plan in the event of (i) the sale of substantially all of the operating assets of the Company; (ii) the sale of securities of the



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        Company constituting a controlling interest of the Company; or (iii) a consolidation or merger in which the Company is not the surviving entity."

        Except as provided herein, the Plan is in no other way modified and shall continue in full force and affect.

        The above referenced amendments to the Plan were duly adopted by Wanderlust Interactive, Inc.'s Board of Directors by means of an Action by Unanimous Written Consent of Board of Directors, dated December 1, 1997.


Dated: December 1, 1997

                                            Wanderlust Interactive, Inc.


                                            By: /s/ JAY SMITH III
                                               ---------------------------------
                                               Jay Smith, III,
                                               Chief Executive Officer,
                                               Chief Financial Officer and
                                               Secretary



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